Exhibit 99.1

OneBeacon Announces Offering of Senior Notes Due 2022

HAMILTON, Bermuda., November 6, 2012 — OneBeacon Insurance Group, Ltd. (NYSE: OB) (the “Company”) today announced that its wholly-owned subsidiary, OneBeacon U.S. Holdings, Inc. (the “Issuer”), intends to offer a to-be-determined amount of Senior Notes due 2022 (the “Senior Notes”), subject to market and other conditions.  The Senior Notes will be guaranteed by the Company.  The underwriters for the transaction are Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and HSBC Securities (USA) Inc.  The Issuer intends to use the proceeds of the offering, along with cash on hand and cash from short-term investments, to redeem all of its outstanding 5.875% Senior Notes due 2013.

The Company and the Issuer have filed a registration statement on Form S-3 (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates and the Senior Notes will be sold pursuant to that registration statement and prospectus.  Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and the other documents that the Company and the Issuer have filed with the SEC for more complete information about the Company, the Issuer and the offering of the Senior Notes.  This news release does not constitute an offer to sell or a solicitation of an offer to buy the Senior Notes, which may be made only pursuant to the terms of the relevant prospectus (including the prospectus supplement related to the Senior Notes).  These documents are available at no charge by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, these documents will be made available upon request to any underwriter participating in the offering. Interested parties may obtain a prospectus and the related prospectus supplement from Barclays Capital Inc. c/o Broadridge Financial Solutions 1155 Long Island Avenue, Edgewood, NY 11717, Barclaysprospectus@broadridge.com, 1-888-603-5847.

About OneBeacon: OneBeacon Insurance Group, Ltd. is a Bermuda-domiciled holding company that is publicly traded on the New York Stock Exchange under the symbol “OB.” OneBeacon’s underwriting companies offer a range of specialty insurance products sold through independent agencies, regional and national brokers, wholesalers and managing general agencies. Each business is managed by an experienced team of specialty insurance professionals focused on a specific customer group or industry segment. OneBeacon’s solutions target professional liability; ocean and inland marine; collector cars and boats; energy; entertainment, sports and leisure; excess property; environmental; group accident; programs; public entities; commercial surety; technology; and tuition refund.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. No assurance can be given that the offering discussed above will be consummated on the terms described or at all, or that the net proceeds of the offering will be used as indicated. Consummation and the terms of the offering, and the application of the net proceeds of the offering, are subject to numerous possible events, factors and conditions, many of which are beyond the control of the Company and not all of which are known to us, including, without limitation, market conditions and certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•                  claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods, or terrorist attacks;

•                  recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;

•                  the continued availability and cost of reinsurance coverage;

•                  the continued availability of capital and financing;

•                  general economic, market or business conditions;

•                  business opportunities (or lack thereof) that may be presented to it and pursued;

•                  competitive forces, including the conduct of other property and casualty insurers and agents;

•                  changes in domestic or foreign laws or regulations, or their interpretation, applicable to the Company, its competitors, its agents or its customers;

•                  an economic downturn or other economic conditions adversely affecting its financial position including stock market volatility;

•                  actions taken by ratings agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch;

•                  the risks that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including but not limited to the Company’s Annual Report on the Form 10-K for the fiscal year ended December 31, 2011 filed February 28, 2012 and its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012 filed October 30, 2012.

Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. The Company assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.